UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2026

Columbia Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-294103	42-1991301
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

19-01 Route 208 North, Fair Lawn, New Jersey 07410
(Address of principal executive offices)

(800) 522-4167
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Northfield Bancorp, Inc. Continuing Directors

As previously announced, on January 31, 2026, Columbia Financial, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Columbia Financial, Inc., a Delaware corporation (the “Mid-Tier Holding Company”), Columbia Bank MHC, the parent mutual holding company of the Mid-Tier Holding Company (the “MHC”), and Northfield Bancorp, Inc., a Delaware corporation (“Northfield”). Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, immediately following the completion of the MHC’s pending second-step conversion, Northfield will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Immediately following the completion of the Merger, the Company will cause Northfield’s wholly-owned banking subsidiary, Northfield Bank, to merge with and into Columbia Bank (the “Bank”), with Columbia Bank continuing as the surviving institution (the “Bank Merger”).

The Merger Agreement requires the Company to take all actions necessary immediately prior to the effective time of the Merger (the “Effective Time”), to cause the number of directors that will comprise the full board of directors of the surviving corporation at the Effective Time to be increased by four members, and appoint to the board of directors of the surviving corporation four members of the board of directors of Northfield (“Northfield Board”) (such directors, the “Northfield Continuing Directors”).

On June 23, 2026, the board of directors of the Company increased the size of the Company’s board of directors from nine directors to thirteen directors, effective as of the as of the Effective Time, and appointed current Northfield directors John P. Connors, Jr., Timothy C. Harrison, Steven M. Klein, and Paul V. Stahlin to the Company’s board of directors as the Northfield Continuing Directors, subject to and effective upon the completion of the Merger. At the time of such appointments, none of the Northfield Continuing Directors were appointed to any committees of the Company’s Board of Directors.

On June 23, 2026, the board of directors of Columbia Bank also approved an amendment to Columbia Bank’s Bylaws to increase the size of the Bank’s board of directors from eleven directors to fifteen directors, effective as of the effective time of the Bank Merger, and appointed the Northfield Continuing Directors as directors of the Bank upon the effective time of the Bank Merger.

Biographical information for each of the Northfield Continuing Directors is included below. Ages presented are as of December 31, 2025.

John P. Connors, Jr. – Mr. Connors serves as Managing Partner of Connors & Connors, P.C. Mr. Connors has over 40 years of business experience as a practicing attorney. Mr. Connors is admitted to practice in the state and federal courts of New York and New Jersey and the District of Columbia. He represents Fortune 500 corporations and parishes and religious orders within the Archdiocese of New York. Mr. Connors is involved in local professional and community organizations including the Richmond County and New York State Bar Associations. Mr. Connors has strong risk management skills and in-depth knowledge of contract and professional liability law related to key areas of the Company’s operations. Mr. Connors also has significant knowledge of and relationships with the residents and businesses located in Staten Island, New York. Mr. Connors has served on the Northfield Board since 2002. Age 69.

Timothy C. Harrison – Mr. Harrison is a principal of TCH Realty & Development Co., LLC, and affiliated partnerships, which develop retail, office and residential projects, and is a licensed attorney in the State of New York and the Commonwealth of Pennsylvania. Mr. Harrison has extensive knowledge of real estate development and real estate law and possesses strong finance and audit skills. Mr. Harrison is involved in several local professional and community organizations. Mr. Harrison has served on the Northfield Board since 2013 and has served as the Lead Independent Director of the Northfield Board since 2024. Age 68.

Steven M. Klein — Mr. Klein is a licensed Certified Public Accountant, with strong leadership and analytical skills. Mr. Klein has over 35 years of experience in banking and financial reporting, including SEC reporting. Mr. Klein has served as the chief executive officer of Northfield and Northfield Bank since 2017. Mr. Klein was a partner at KPMG LLP, Short Hills, New Jersey, in its Community Banking Practice where he worked from 1986 until 2005. Mr. Klein earned a Bachelor of Science degree in business and accounting from Montclair State University and is a Certified Public Accountant registered in the State of New Jersey, and a member of AICPA and New Jersey Society of Certified Public Accountants. Mr. Klein’s years of experience in banking and financial reporting and his involvement in the local communities in which Columbia Bank will operate following the merger will provide the board of directors with valuable insight into the needs of our combined local communities as well as with respect to financial and accounting matters. Mr. Klein has served on the Northfield Board since 2013. Age 60.

Paul V. Stahlin – Mr. Stahlin is a former financial services executive. He was employed by Fulton Financial Corporation as Chief Executive Officer and/or President of its banking affiliates, including Somerset Valley Bank, Skylands Community Bank, and as Regional President of Fulton Bank of New Jersey. In addition to his banking industry knowledge and experience for more than forty-five years, Mr. Stahlin is a licensed Certified Public Accountant, a Chartered Global Management Accountant and a Fellow Chartered Management Accountant. He is also designated as an audit committee financial expert under the SEC’s rules and regulations for Northfield. In addition to his expertise in audit, Mr. Stahlin is an experienced CEO and business leader having served in such roles at various companies over the years. Mr. Stahlin has served on the Northfield Board since 2019. Age 73.

Each of the Northfield Continuing Directors will receive the same compensation as currently paid to other members of the boards of directors of the Company and the Bank. A description of the Company’s non-employee director compensation arrangement is contained under the heading “Director Compensation” in the Joint Proxy Statement/Prospectus on Form S-4 (File No. 333-294104), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 6, 2026, and as amended and declared effective by the SEC on May 21, 2026 (the “Registration Statement”). Other than as described above and in the Registration Statement, there are no arrangements or understandings between the Northfield Continuing Directors and any other person pursuant to which any of the Northfield Continuing Directors have been designated to serve on the boards of directors of either the Company or the Bank. Additionally, there have been no transactions or are there any proposed transactions between the Company and any of the Northfield Continuing Directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:	June 29, 2026	/s/Dennis E. Gibney
Dennis E. Gibney
1st Senior Executive Vice President, Chief Banking Officer

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